Exhibit 99

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Unaudited Pro Forma Balance Sheet

December 31, 2004

	Brookline	Mystic
	Bancorp, Inc.	Financial, Inc.	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
		(In thousands)
ASSETS
Cash and cash equivalents	$136,865	$9,739	$(28,166	)(1)	$118,438
Securities available for sale	260,852	58,396	9,788	(2)	328,836
			(177	)(3)
			(23	)(4)
Securities held to maturity	889	9,788	(9,788	)(2)	889
Restricted equity securities	17,444	4,042	—		21,486
Loans	1,269,637	346,996	(3,418	)(5)	1,613,215
Allowance for loan losses	(17,540)	(2,770)	(600	)(6)	(20,910)
Loans, net	1,252,097	344,226	(4,018)		1,592,305
Bank premises and equipment, net	3,900	4,409	3,188	(7)	11,497
Other real estate owned	—	1,532	(132	)(8)	1,400
Goodwill	—	—	32,941	(9)	33,854
			913	(10)
Other identifiable intangible assets	—	297	11,841	(11)	12,138
Deferred income tax asset	9,980	1,120	(2,383	)(12)	8,717
Other assets	12,472	4,067	(913	)(10)	15,626
Total assets	$1,694,499	$437,616	$13,071		$2,145,186

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$773,958	$325,850	$1,100	(13)	$1,100,908
Federal Home Loan Bank borrowings	320,171	69,442	319	(14)	389,932
Subordinated debt	—	12,000	337	(15)	12,337
Other liabilities	15,357	2,480	—		17,837
Total liabilities	1,109,486	409,772	1,756		1,521,014

Stockholders’ equity:
Common stock	605	27	25	(16)	630
			(27	)(16)
Additional paid-in capital	471,799	27,340	39,157	(16)	510,956
			(27,340	)(16)
Retained earnings, partially restricted	144,081	17,914	(17,914	)(16)	144,081
Accumulated other comprehensive income (loss)	560	(289)	289	(16)	560
Treasury stock	(17,017)	(16,136)	16,136	(16)	(17,040)
			(23	)(4)
Unearned compensation - recognition and retention plans	(10,963)	(178)	178	(16)	(10,963)
Unearned common stock held by employee stock ownership plans	(4,052)	(834)	834	(16)	(4,052)
Total stockholders’ equity	585,013	27,844	11,315		624,172

Total liabilities and stockholders’ equity	$1,694,499	$437,616	$13,071		$2,145,186

See accompanying notes to the unaudited pro forma financial statements.

Exhibit 99 (Continued)

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Unaudited Pro Forma Statement of Income

Year Ended December 31, 2004

	Brookline	Mystic
	Bancorp, Inc.	Financial, Inc.	Pro Forma		Combined
	Historical	Historical	Adjustments		Pro Forma
	(In thousands, except per share data)
Interest income:
Loans	$63,527	$18,083	$494	(17)	$82,104
Securities	7,043	3,449	248	(17)	10,070
			(670	)(18)
Other earning assets	1,540	73			1,613
Total interest income	72,110	21,605	72		93,787

Interest expense:
Deposits	11,708	5,250	(772	)(17)	16,186
Federal Home Loan Bank borrowings	9,416	1,949	(119	)(17)	11,246
Subordinated debt	—	599	(118	)(17)	481
Total interest expense	21,124	7,798	(1,009)		27,913

Net interest income	50,986	13,807	1,081		65,874
Provision for loan losses	2,603	425	600	(20)	3,628
Net interest income after provision for loan losses	48,383	13,382	481		62,246

Non-interest income:
Fees and service charges	2,577	786	—		3,363
Gain on sales of securities	1,767	341	—		2,108
Other	866	478	—		1,344
Total non-interest income	5,210	1,605	—		6,815

Non-interest expense:
Compensation and employee benefits	10,004	7,430	—		17,434
Recognition and retention plans	2,890	14	—		2,904
Occupancy	1,604	907	—		2,511
Equipment and data processing	4,458	1,203	—		5,661
Advertising and marketing	638	216	—		854
Professional services	787	881	—		1,668
Amortization of core deposit intangible	—	—	2,368	(17)	2,368
Acquisition related costs	—	701	—		701
Other	2,608	1,401	—		4,009
Total non-interest expense	22,989	12,753	2,368	(21)	38,110

Income before income taxes	30,604	2,234	(1,887)		30,951
Provision for income taxes	12,837	792	(496	)(22)	13,133
Net income	$17,767	$1,442	$(1,391)		$17,818

Earnings per common share:
Basic	$0.31	$0.98			$0.30
Diluted	$0.31	$0.92			$0.29

Shares used for earnings per share calculation:
Basic	57,278	1,473	1,044	(23)	59,795
Diluted	58,128	1,563	954	(23)	60,645

See accompanying notes to the unaudited pro forma financial statements.

Exhibit 99 (Continued)

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands except per share data)

Balance Sheet

The unaudited pro forma balance sheet assumes that the acquisition of Mystic Financial, Inc. was completed as of December 31, 2004.

(1)                          Represents the $27,677 of funds used to complete the cash portion of the acquisition purchase price and $489 of direct acquisition costs paid by Brookline Bancorp, Inc. after December 31, 2004.

(2)                          Represents the reclassification of Mystic Financial, Inc.’s securities held to maturity portfolio to the securities available for sale portfolio.

(3)                          Represents the estimated fair value adjustment relating to the securities portfolio. Included in the securities portfolio are mortgage-backed securities that were sold after the acquisition date to reduce interest risk exposure. The estimated fair value of the securities sold was established at an amount equal to $8,633 of net proceeds realized from their sale. The estimated life of the remainder of the securities portfolio not sold is approximately four years.

(4)                          Represents the estimated fair value of 1,500 shares of Brookline Bancorp, Inc. common stock owned by Mystic Financial, Inc. that were transferred to treasury stock as of the date of the acquisition.

(5)                          Represents the estimated fair value adjustment relating to the loan portfolio. Included in the loan portfolio are fixed rate one-to-four family residential mortgage loans that were sold after the acquisition date to reduce interest risk exposure. The estimated fair value of the loans sold was established at an amount equal to the $29,379 of net proceeds resulting from their sale. The estimated life of the remainder of the loan portfolio not sold is approximately 15 years.

(6)                          Represents an adjustment that will be charged to expense in the first quarter of 2005 to conform the allowance for loan losses of Mystic Financial, Inc. to the amount of allowance for loan losses that results from applying the methodology and policies of Brookline Bancorp, Inc.

(7)                          Represents the estimated fair market value adjustment relating to premises and equipment. The estimated fair market value of premises and equipment will be depreciated on a straight-line basis over the remaining estimated useful lives of the underlying assets.

(8)                          Represents the estimated fair market value adjustment relating to other real estate owned.

(9)                          Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired based upon currently available information. Goodwill is expected to be tested for impairment at least annually with impairment losses, if any, charged to expense if and when they occur.

(10)                  Represents direct acquisition costs paid by Brookline Bancorp, Inc. prior to December 31, 2004 to be included in the aggregate cost of the acquisition.

(11)                  Represents the estimated fair market value adjustment relating to the future economic benefit of the acquired core deposits. The estimated life of the acquired core deposits is approximately nine years.

(12)                  Represents the net deferred tax asset recorded at a rate of 41.825% for the tax effect related to the fair market value adjustments and reduced by adjustment for the non-deductible portion of acquisition costs.

Exhibit 99 (Continued)

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Financial Statements (Continued)

(Dollars in thousands except per share data)

(13)                  Represents the estimated fair value adjustment relating to time deposits. The estimated life of the time deposits is approximately five years.

(14)                  Represents the estimated fair value adjustment relating to Federal Home Loan Bank borrowings. The estimated life of the borrowings is approximately nine years.

(15)                  Represents the estimated fair value adjustment relating to subordinated debt. The adjustment is assumed to be accreted to expense over four years.

(16)                  Represents the elimination of Mystic Financial, Inc.’s stockholders’ equity as of the date of the acquisition and the issuance of 2,516,525 shares of Brookline Bancorp, Inc. at $15.57 per share to complete the stock portion of the acquisition purchase price.

Income Statement

The unaudited pro forma income statement assumes that the acquisition of Mystic Financial, Inc. was completed at the beginning of the year presented.

(17)                      Purchase accounting adjustments are amortized or accreted using a level yield over the estimated life of the related assets and liabilities. The following table summarizes the estimated full-year impact of the amortization (accretion) of the purchase accounting adjustments on the pro forma statement of income.

	Premiums (Discounts)	Estimated Life in Years	Amortization (Accretion) Method	Amortization (Accretion)
Category
Core deposit intangible	$11,841	9	Accelerated	$2,368
Deposits	(1,100)	5	Level Yield	(772)
Borrowed funds	(319)	9	Level Yield	(119)
Subordinated debt	(337)	4	Level Yield	(118)
Loans	(1,612)	15	Level Yield	(494)
Securities available for sale	—	4	Level Yield	(248)
	$8,473			$617

The premiums (discounts) column in the above table excludes discounts and premiums related to loans and debt securities sold in the first quarter of 2005.

Securities of Mystic Financial, Inc. classified as available for sale are presented on its balance sheet at fair value. Any premium or discount related to debt securities as of the acquisition date will be amortized or accreted to interest income over the remaining life of the related securities. Included in the pro forma statement of income is an adjustment to interest income to reflect amortization and accretion of debt securities available for sale based on the difference between the fair value and the amortized cost of such securities as of the acquisition date. The total of such difference to be amortized or accreted over the remaining life of the related debt securities amounted to $970 as of the acquisition date.

(18)                      Interest income is adjusted to reflect lost income of $670 resulting from the funding of $28,166 of acquisition-related payments described in note 1 to the unaudited pro forma balance sheet. The rate of interest applied to this amount was 2.38%, the average rate earned on debt securities by Brookline Bancorp for the year ended December 31, 2004.

Exhibit 99 (Continued)

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Financial Statements (Continued)

(Dollars in thousands except per share data)

 (19)                    The following table summarizes the estimated impact of the accretion (amortization) of the purchase accounting adjustments made in connection with the acquisition of Mystic Financial, Inc. on the results of operations of Brookline Bancorp, Inc. for the following years assuming the transaction was completed as of the beginning of the year ended December 31, 2005.

	Projected Future Amounts
	Amortization		Net Decrease
	of	Net Accretion	in Income
Year Ended December 31,	Core Deposit Intangible	of Asset andLiabilities	before Income Taxes
2005	$2,368	$1,751	$(617)
2006	2,105	1,139	(966)
2007	1,842	696	(1,146)
2008	1,579	407	(1,172)
2009	1,316	155	(1,161)

(20)                      Provision for loan losses does not reflect a charge of approximately $600 to be recorded in the first quarter of 2005 to conform the allowance for loan losses of Mystic Financial, Inc. to the amount of allowance for loan losses that results from applying the methodology and policies of Brookline Bancorp, Inc.

(21)                      Non-interest expense does not reflect charges or cost savings anticipated from the merger of the two entities.

(22)                      Represents the tax effect of pre-tax adjustments to the pro forma statement of income recorded at a rate equal to 41.825% of the aggregate net amount of the pre-tax adjustments and the non-deductibility for income tax purposes of $701 of acquisition related costs incurred by Mystic Financial, Inc.

(23)                      Represents the difference between the 2,516,525 shares of Brookline Bancorp, Inc. issued in connection with the acquisition and the shares used for the historical earnings per share calculations by Mystic Financial, Inc.